UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2024

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

66 Hudson Boulevard East		10001-2192
New York,	New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(212) 733-2323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.05 par value	PFE	New York Stock Exchange
1.000% Notes due 2027	PFE27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.05 Costs Associated with Exit or Disposal Activities
In the second quarter of 2024, Pfizer announced it is launching a multi-year program to reduce our cost of goods sold. This cost reduction program (the “program”) will span multiple years, and is expected to include operational efficiencies, network structure changes, and product portfolio enhancements. Given the complexity in manufacturing and longer lead times required to make changes, this program will be a multi-phased effort.

The first phase of the program is focused on operational efficiencies and is expected to deliver savings of approximately $1.5 billion by the end of 2027, some of which is expected to begin being realized in 2025. The one-time costs to achieve the savings associated with the first phase of the program are expected to be approximately $1.7 billion and primarily include severance and implementation costs. These costs will be recorded primarily in 2024, with cash outlays expected in 2025 and 2026.

The estimate of costs that Pfizer expects to incur for the first phase of the program, and the timing thereof, are subject to a number of assumptions and actual results may differ from current expectations. Pfizer may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the first phase of the program as well as for potential future phases.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Pfizer’s anticipated operating and financial performance and a multi-year program to reduce our cost of goods sold (including anticipated costs, savings and potential benefits) that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, the uncertainties inherent in business and financial planning, including, without limitation, risks related to Pfizer’s business and prospects, adverse developments in Pfizer’s markets, or adverse developments in the U.S. or global capital markets, credit markets, regulatory environment or economies generally; uncertainties regarding the impact, success, associated costs and potential future phases of our multi-year program to reduce our cost of goods sold and our enterprise-wide cost realignment program; risks and uncertainties related to, restructurings and internal reorganizations, as well as any other corporate strategic initiatives and growth strategies, and cost-reduction and productivity initiatives, each of which requires upfront costs but may fail to yield anticipated benefits and may result in unexpected costs or organizational disruption; adverse effects on employee morale, retention issues or other unintended consequences; disruptions in the relationships between us and our collaboration partners or third-party suppliers; risks related to the availability of raw materials to manufacture or test any of Pfizer’s products or product candidates; the risk that we may not be able to recoup costs associated with our manufacturing efforts; the risk that we may not be able to maintain manufacturing capacity or access to logistics or supply channels commensurate with global demand, which would negatively impact our ability to supply our products; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any of Pfizer’s products or product candidates, including the authorization or approval of products or therapies developed by other companies; uncertainties regarding the impact of COVID-19 on our business, operations and financial results; and competitive developments.

You should carefully consider the foregoing factors and the other risks and uncertainties that affect the business of Pfizer described in the “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results” sections of its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Pfizer from time to time with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov and www.pfizer.com. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. You are cautioned not to put undue reliance on forward-looking statements, and Pfizer assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. Pfizer does not give any assurance that it will achieve its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFIZER INC.

Dated: May 22, 2024	By:	/s/ Margaret M. Madden
Margaret M. Madden
Senior Vice President and Corporate Secretary
Chief Governance Counsel